Exhibit 99.1

For Immediate Release:
Contact: Peerless Systems Corporation Timothy E. Brog Chief Executive Officer 203-350-0040

Peerless Systems Announces Results for the Third Quarter ended October 31, 2012

Stamford, Connecticut December 14, 2012 — Peerless Systems Corporation (NASDAQ: PRLS) today reported financial results for the third fiscal quarter ended October 31, 2012.

Third Quarter Results

Revenues were $482,000 for the three months ended October 31, 2012, compared to $789,000 for the three months ended October 31, 2011, representing a 38.9% decrease.  Revenues for the three months ended October 31, 2012 were negatively impacted by lower licensing revenue resulting from a decrease in the number of units containing our technology shipped by our customers.

Revenues were $1,547,000 for the nine months ended October 31, 2012, compared to $2,906,000 for the nine months ended October 31, 2011, representing a 46.8% decline.  Revenues for the nine months ended October 31, 2012 decreased due to an $800,000 block license that was sold during the nine months ended October 31, 2011, with no such license sold during the nine months ended October 31, 2012 and an overall decrease of licensing revenue as certain OEM devices reached the end of their commercial lives.

Total cost of revenues was $32,000 for the three months ended October 31, 2012, compared to $41,000 for the three months ended October 31, 2011, representing a 21.9% year-over-year decline primarily attributed to the continued reduction in units containing our technology shipped by our customers, offset by fluctuations in product mix.  Total cost of revenues were $77,000 for the nine months ended October 31, 2012, compared to $619,000 for the nine months ended October 31, 2011, reflecting a decline in license revenues, a positive adjustment of $26,000 related to adjustments to estimates of prior period costs, and third party license fees associated with the $800,000 block license sold during the nine months ended October 31, 2011.

Total operating expenses decreased 39.1% to $316,000 for the three months ended October 31, 2012, from $519,000 for the three months ended October 31, 2011.  Sales and marketing costs remained essentially flat in both periods.  Total operating expenses declined 31.0% to $1,244,000 for the nine months ended October 31, 2012, from $1,803,000 for the nine months ended October 31, 2011.  The decrease in operating expenses, in both periods, was due to lower stock-based compensation costs, lower spending on professional services and the Company’s continued reduction of costs in general.

Other income, net decreased to a loss of $9,000 for the three months ended October 31, 2012, from income of $1,095,000 for the three months ended October 31, 2011, due to losses realized on sales of marketable securities in the current period offset by the accrued interest reversal of $127,000 related to a reversal of tax liabilities in connection to certain tax position taken for the Company’s tax returns filed in prior year period.  Other income, net decreased by 86.1% to $168,000 for the nine months ended October 31, 2012 from $1,211,000 for the nine months ended October 31, 2011.  This decrease was attributed to having limited realized gains on sales of marketable securities during the 2012 time period as opposed to significant realized gains on sales of marketable securities during 2011 partially offset by the benefit of the accrued interest reversal.

During the three months ended October 31, 2012, the Company recorded a non-cash tax benefit of approximately $1,265,000 resulting from the reversal of tax liabilities related to an unrecognized tax benefit pertaining to certain tax positions taken for the Company’s tax returns for the fiscal year ended January 31, 2009.

Net income for the three months ended October 31, 2012 was $1,397,000 or $0.45 per basic share and $0.43 per diluted share, compared to net income of $857,000, or $0.26 per basic share and $0.25 per diluted share, for the three months ended October 31, 2011.  Net income for the nine months ended October 31, 2012 was approximately $1,540,000, or $0.48 per basic share and $0.45 per diluted share, compared to net income of approximately $1,069,000, or $0.34 per basic share and $0.32 per diluted share, for the nine months ended October 31, 2011.  Excluding the effect of the reversal of the tax liability net income was $148,000 and $5,000 for the nine months and three months ended October 31, 2012, respectively.

During the three month period ended October 31, 2012 the Company repurchased 271,814 shares of its common stock at an average price of $3.90 per share.  Since such period through December 11, 2012, the Company repurchased an additional 5,047 shares of its common stock.

About Peerless Systems Corporation

Founded in 1982, Peerless historically licensed imaging and networking technologies to the digital document markets.  Effective July 31, 2008, Peerless sold its imaging and networking technologies and certain other assets to Kyocera-Mita Corporation.  Peerless retains certain rights to continue licensing these technologies to customers in the digital document markets.  Peerless is seeking to maximize the value of its licensing business and is exploring various alternatives to enhance stockholder value, potentially through establishing a new venture or acquiring an existing business, as well as through other investment opportunities.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act Of 1995

Some statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially there from.  These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions.  These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements.  Such statements include, but are not limited to, the Company’s ability to maximize the value of its licensing business or to enhance stockholder value, potentially through establishing a new venture or acquiring an existing business, or through other investment opportunities.  Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2012 Annual Report on Form 10-K filed with the SEC on April 27, 2012.  The Company intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements.  The Company disclaims any obligation to update forward-looking statements.

PEERLESS SYSTEMS CORPORATION
UNAUDITED CONDENSED STATEMENT OF OPERATIONS
(In thousands except per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Revenues:
Product licensing	$482	$789	$1,547	$2,906
Cost of revenues:
Product licensing	32	41	77	619
Gross margin	450	748	1,470	2,287

Operating Expenses
Sales and marketing	30	29	90	93
General and administrative	286	490	1,154	1,710
	316	519	1,244	1,803
Income from operations	134	229	226	484
Other income (loss), net	(9)	1,095	168	1,211
Income (loss) before income taxes	125	1,324	394	1,695
Provision for (benefit from) for income taxes	(1,272)	467	(1,146)	626
Net income	$1,397	$857	$1,540	$1,069
Basic earnings per share	$0.45	$0.26	$0.48	$0.34
Diluted earnings per share	$0.43	$0.25	$0.45	$0.32
Weighted average common shares - outstanding — basic	3,085	3,286	3,233	3,191
Weighted average common shares - outstanding — diluted	3,259	3,494	3,415	3,375

PEERLESS SYSTEMS CORPORATION

UNAUDITED CONDENSED BALANCE SHEET
(In thousands)

	October 31, 2012	January 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$9,074	$10,433
Marketable securities	2,801	6,588
Trade accounts receivable, net	904	1,267
Deferred tax asset	562	-
Income tax receivable	427	21
Prepaid expenses and other current assets	45	56
Total current assets	13,813	18,365
Other assets	4	4
Total assets	$13,817	$18,369

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accrued salaries and benefits	$63	$330
Accrued product licensing costs	201	218
Deferred tax liability	-	688
Other current liabilities	169	614
Total current liabilities	433	1,850
Non-current liabilities
Tax liabilities	274	1,643
Total liabilities	707	3,493
Stockholders’ equity:
Common stock, $.001 par value, 30,000 shares authorized, 19,573 and 19,502 issued, respectively	18	18
Additional paid-in capital	57,479	57,177
Retained earnings	6,396	4,856
Accumulated other comprehensive income (loss)	(658)	1,322
Treasury stock, 16,374 and 15,951 shares, respectively, at cost	(50,125)	(48,497)
Total stockholders’ equity	13,110	14,876
Total liabilities and stockholders’ equity	$13,817	$18,369